UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 29, 2009

ROLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:  (404) 888-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On April 29, 2009, the Company issued a press release announcing its results for the first quarter ended March 31, 2009.  The Company hereby incorporates by reference herein the information set forth in its Press Release dated April 29, 2009, a copy of which is attached hereto as Exhibit 99.1. Except as otherwise provided in the press release, the press release speaks only as of the date of such press release and such press release shall not create any implication that the affairs of the Company have continued unchanged since such date.

Except for the historical information contained in this report, the statements made by the Company are forward-looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. The Company’s future performance could differ significantly from the expectations of management and from results expressed or implied in the Press Release. See the risk factors contained in the Press Release for a discussion of certain risks and uncertainties that may impact such forward-looking statements. For further information on other risk factors, please refer to the “Risk Factors” contained in the Company’s Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release Dated April 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: April 29, 2009	By:	/s/ Harry J. Cynkus
	Name:	Harry J. Cynkus
	Title:	Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)